Exhibit 28(h)(5)(B)

Execution Version

AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment to the Administration Agreement (the “Amendment”) is made as of August 25, 2014 by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”), and Securian Funds Trust (“Company”).

WHEREAS, Company is a Delaware statutory trust, registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940” Act”); and

WHEREAS, Company has retained Advantus Capital Management, Inc. (the “Investment Adviser”) to provide investment advisory services to the Company; and

WHEREAS, Company and the Administrator entered into an Administration Agreement dated as of May 1, 2012 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, Company and the Administrator desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	The Agreement and its Schedule A (which revised version is attached) are hereby amended to reflect the addition of each of the following to the Agreement as an Investment Fund:

SFT Advantus Managed Volatility Fund

SFT Ivy Growth Fund

SFT Ivy Small Cap Growth Fund

SFT Pyramis Core Equity Fund

SFT T. Rowe Price Value Fund

2.	Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in multiple counterparts, which together shall constitute one instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

SECURIAN FUNDS TRUST

By:	/s/ David Kuplic
Name:	David Kuplic
Title:	President, Securian Funds Trust

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

SCHEDULE A

Listing of Investment Funds and Authorized Shares

(Updated as of August 25, 2014)

Investment Fund	Authorized Shares*

SFT Advantus Bond Fund

SFT Advantus Money Market Fund

SFT Advantus Mortgage Securities Fund

SFT Advantus Index 500 Fund

SFT Advantus International Bond Fund

SFT Advantus Index 400 Mid-Cap Fund

SFT Advantus Real Estate Securities Fund

SFT Advantus Managed Volatility Fund

SFT Ivy Growth Fund

SFT Ivy Small Cap Growth Fund

SFT Pyramis Core Equity Fund

SFT T. Rowe Price Value Fund

*	Pursuant to the Company’s Agreement and Declaration of Trust, each Investment Fund is authorized to issue shares without limitation as to number (including fractional shares).